UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – January 31, 2006

RF MONOLITHICS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road

Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including Area Code—(972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2006, the Board of Directors of RF Monolithics, Inc. (“RFM”) elected William L. Eversole to serve as a Director, effective immediately. Mr. Eversole is filling a vacancy on the RFM board created when Mr. Cornelius C. Bond, Jr. decided not to seek reelection. Mr. Eversole also will serve on RFM’s Audit Committee and Compensation Committee.

Mr. Eversole is currently President and Chief Executive Officer of Bandspeed, Inc., a provider of combined silicon-software enterprise Wi-Fi solutions, located in Austin, Texas, and has over 30 years experience in the semiconductor business, specializing in product and business development.

Before joining Bandspeed, Mr. Eversole served as president and chief operating officer of Quellan, Inc., a semiconductor company that develops high-speed integrated circuits for communications equipment. He was active in broadening of the application space for Quellan’s cooperative signal processing technology and defining cooperative developments with key customers in the high-speed interconnect market space.

Prior to serving at Quellan, Mr. Eversole was employed at Texas Instruments from 1973 to 2002, where he rose from a defense systems integrated circuit design engineer to become general manager of the Worldwide DSL Business in the Broadband Communications Group. There he guided the company from a distant number four in the DSL central office and customer premise equipment (CPE) market to a solid number two, shipping over nine million ADSL ports while improving margins on all products. His technical achievements include creating the industry’s first integrated two-chip ADSL CPE solution.

Mr. Eversole received his Doctorate and Master’s of Science degrees in Electrical Engineering from Southern Methodist University, received his Bachelor of Science degree in Electrical Engineering from the University of Tennessee, and completed The Executive Program at the Michigan Business School. He is a senior member of IEEE, previously a member of the Board of Directors of the Center for Telecommunications Management and the Telecommunication Industry Association and has been a mentor in the Menttium 100 Program.

Mr. Eversole has been awarded 8,700 restricted stock units under the RFM’s 1997 Equity Incentive Plan. As an outside director he will receive fees for his services on the same terms as other independent directors, as disclosed in RFM’s SEC filings.

The press release announcing Mr. Eversole’s election is attached hereto as Exhibit 99.

Item 9. 01 Financial Statement and Exhibits.

(c) Exhibits.

Exhibit	Description

99	News Release dated February 1, 2006 announcing the election of William L. Eversole as a Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Date: February 1, 2006

EXHIBIT INDEX

Exhibit	Description

99	News Release dated February 1, 2006 announcing the election of William L. Eversole as a Director.